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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549






                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 11, 1997




COMMISSION              EXACT NAME OF REGISTRANT AS             I.R.S. EMPLOYER
FILE NUMBER             SPECIFIED IN ITS CHARTER                IDENTIFICATION NO.
-----------             ------------------------                ------------------
1-11607                 DTE ENERGY COMPANY
                        (A MICHIGAN CORPORATION)                38-3217752
                        2000 2ND AVENUE
                        DETROIT, MICHIGAN 48226-1279
                        313-235-4000

1-2198                  THE DETROIT EDISON COMPANY
                        (A MICHIGAN CORPORATION)                38-0478650
                        2000 2ND AVENUE
                        DETROIT, MICHIGAN 48226-1279
                        313-235-8000

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


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ITEM 5.  OTHER EVENTS.

     As discussed in Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources, Michigan Public Service Commission of the Annual Report on Form 10-K for the year ended December 31, 1996 and Item 5 - Other Events of the March 13, 1997 Current Report on Form 8-K of DTE Energy Company ("DTE Energy") and The Detroit Edison Company ("Detroit Edison"), the Michigan Public Service Commission ("MPSC" or "Commission") has been conducting proceedings in conjunction with its review of the December 19, 1996 MPSC Staff Report on Electric Industry Restructuring. In an Opinion and Order dated June 5, 1997, with one Commissioner dissenting, the MPSC stated that certain modifications should be made to the MPSC Staff Report and indicated that its Order was intended "to provide a reasoned framework to assist the [Michigan] Legislature in its deliberations" on electric industry restructuring. The Order also contains an implementation schedule for the various matters covered by the Order.
     In the Order, the MPSC addressed, among other things, the following matters relating to Detroit Edison's participation in the proposed industry restructuring:
 1. The Commission adopted the MPSC Staff recommendation that direct customer access be subject to a phase-in of approximately 2 1/2% annually of load (225 Megawatts) during the period 1997 through 2001, but indicated that all customers will be eligible for direct access by 2002, as opposed to 2004 as recommended by the MPSC Staff. Bids for initial direct access for each of the years 1998 through 2001 may be submitted during the period


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      November 1 through November 20, 1997 and the 2 1/2% blocks will be allocated by a bid process to be established. Hearings will be conducted to establish a 1997 bidding procedure.
 2. The Commission adopted the MPSC Staff's stranded cost recovery methodology, indicating that it would apply a prudence standard for such costs, but noted that "Nuclear capital costs and regulatory assets that are currently reflected in rates will be included in stranded costs for direct access customers." Detroit Edison was ordered to file a proposal by July 7, 1997 for the establishment of a "true-up mechanism" in the application of stranded cost recovery; the Order states that December 31, 2007 will be the last day for the collection of stranded costs.
 3. The Commission recognized that securitization is "a potential tool for reducing electric rates," but indicated that "legislation is required before securitization can be implemented."
 4. The Commission noted that the MPSC Staff Report endorsed performance based regulation ("PBR"), but indicated that, while it was interested in considering PBR, specific proposals would have to be submitted for review.
 5. The potential suspension of the power supply cost recovery clause was determined to be an issue that would be handled on a case-by-case basis.
 6. The Commission recognized that a rate freeze was potentially inconsistent with a 1988 rate case settlement providing for the rate phase-in of Detroit Edison's Fermi 2 power plant; a separate proceeding was ordered to address this issue.



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 7.   The Commission scheduled the filing of revised direct access tariff sheets addressing the matters covered in the Order by June 19, 1997; the Commission indicated that it would exercise its authority to approve the tariffs on an interim basis after review for consistency with the terms of the Order, with hearings at a later date to resolve "remaining tariff disputes."
 8. The Commission indicated that it did not presently know the appropriate standard to implement for standby service; interested parties will be given an opportunity to develop this issue during the course of tariff hearings.
 9. The Commission recognized that reciprocity is an important issue to both utilities and customers in the developing competitive electric markets; with this in mind, the Commission indicated that reciprocity from all utilities that wish to supply power directly or through an affiliate would be required during the phase-in period, but there would not be such a requirement for unaffiliated marketers or brokers during phase-in; all electric suppliers will be subject to full reciprocity when full direct access is implemented.
 10. The Commission directed the MPSC Staff to conduct public meetings to determine the proper direction to take with respect to market power issues and the development of an independent system operator, with a final report to be filed with the Commission within one year.
      Detroit Edison, DTE Energy's principal subsidiary, is continuing to study the Order and expects to follow the procedural schedule outlined in the Order. While Detroit Edison continues to support the development of competitive electric markets and intends to participate in the hearings directed by the Order, it believes

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that a final restructuring plan may not be in place by the end of calendar year
1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.




                                         DTE ENERGY COMPANY
                                         --------------------------------
                                         (Registrant)

                                         By:  /s/ David E. Meador
                                            -----------------------------
                                            David E. Meador
                                            Vice President and Controller


                                         THE DETROIT EDISON COMPANY
                                         --------------------------------
                                         (Registrant)

                                         By:  /s/ David E. Meador
                                            -----------------------------
                                            David E. Meador
                                            Vice President and Controller



Date:  June 11, 1997



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